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                                                                    Exhibit 99.4


                           CERTIFICATE OF DESIGNATION
                     AMENDING THE ARTICLES OF INCORPORATION
                                       OF
                           VITALSTREAM HOLDINGS, INC.
                                ESTABLISHING THE
                          2003 SERIES A PREFERRED STOCK
                                     AND THE
                          2003 SERIES B PREFERRED STOCK

  Pursuant to Section 78.195 of the Nevada Revised Statutes and Section (a) of
Article IV of the Corporation's Articles of Incorporation, the Board of Directors of VitalStream Holdings, Inc. (the "Corporation") has adopted a resolution establishing the voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's 2003 Series A Preferred Stock and 2003 Series B Preferred Stock.

A. The name of the Corporation is VitalStream Holdings, Inc.

B. On September 25, 2003, pursuant to Section (a) of Article IV of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation adopted the following resolutions establishing the 2003 Series A Preferred Stock of the Corporation and the 2003 Series B Preferred Stock of the
Corporation:

RESOLVED that the Board of Directors hereby creates a series of preferred stock of the Corporation to be designated as the "2003 Series A Preferred Stock," which shall consist of 1,000 shares, $0.001 par value, and which shall have the powers, preferences, rights, qualifications, limitations, and restrictions set forth in Part B of this Certificate of Designation; and

FURTHER RESOLVED that the Board of Directors hereby creates a series of preferred stock of the Corporation to be designated as the "2003 Series B Preferred Stock," which shall consist of 1,100 shares, $0.001 par value, and which shall have the powers, preferences, rights, qualifications, limitations, and restrictions set forth in Part C of this Certificate of Designation.

A. CERTAIN DEFINITIONS. For purposes of this Certificate of Designation, the following capitalized terms shall have the following meanings:

      1. "Alliance Factoring and Security Agreements" means the two Factoring and Security Agreements dated June 30, 2003 among Alliance Bank, the Corporation and certain VitalStream Subsidiaries and the Memorandum of Interest in Trademark and Goodwill dated July 7, 2003 among Alliance Bank, the Corporation and certain VitalStream Subsidiaries, as amended, modified, restated, superseded or replaced from time to time.

      2. "Amended and Restated Notes" means the "Amended and Restated Notes" issued pursuant to the Purchase Agreement, as amended, modified, restated, superseded or replaced from time to time, and any Amended and Restated Notes issued upon the exchange or transfer or in replacement or substitution of all or any portion of the outstanding principal amount of such Amended and Restated Notes.
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      3. "Asset Purchase Agreement" means that certain Amended and Restated
Asset Purchase Agreement, dated as of January 15, 2003, by and among the Corporation, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc., as amended, modified, restated, superseded or replaced from time to time.

      4. "Authorized VitalStream Acquisition Transaction" means a VitalStream Acquisition Transaction which (i) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of the Corporation and (ii) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors.

      5. "Authorized VitalStream Sale Transaction" means a VitalStream Sale Transaction in which either (i) the consideration to be paid consists solely of Cash Consideration, (ii) each of the following conditions have been satisfied:
(a) the Board of Directors has determined, in its good faith judgment, to be fair and in the best interest of all of the securityholders of the Corporation,
(b) has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors, (c) after giving effect to such VitalStream Sale Transaction, the Net Worth of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than the Net Worth of the Corporation immediately prior to the consummation of such VitalStream Sale Transaction, (d) after giving effect to such VitalStream Sale Transaction, the Indebtedness to Equity Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction less than or equal to 0.35, and (e) after giving effect to such VitalStream Sale Transaction, the Current Ratio of the acquiring or surviving Person of such VitalStream Sale Transaction immediately after the consummation of such VitalStream Sale Transaction is equal to or greater than 1.6 or (iii) the acquiring Person in such VitalStream Sale Transaction shall, immediately prior to the consummation of such VitalStream Sale Transaction, (a) have securities listed on a major national or international stock exchange and (b) have a public market capitalization of at least $1,000,000,000.

      6. "Average Monthly Cash Flow" means, with respect to any period of any Person, the sum of the Cash Flow of such Person for each month (and pro rata portion thereof) during such period divided by the number of months (and pro rata portion thereof) in such period.

      7. "Board of Directors" means the board of directors of the Corporation.

      8. "Business Day" means any day other than a Saturday, a Sunday or a day which is a legal holiday in the State of Nevada.

      9. "Cash" means cash and cash equivalents (including marketable securities and short term Investments).

      10. "Cash Consideration" means cash and Marketable Securities.

      11. "Cash Flow" means, with respect to any period of any Person, (i) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) net income or loss (excluding

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extraordinary or non-recurring items) after taxes and interest plus (b)
depreciation expense minus (ii) the sum of each of the following for such Person and all Subsidiaries of such Person on a consolidated basis for such period, to the extent applicable, without duplication, (a) changes in net working capital (which change for purposes hereunder shall be a positive number for an increase in net working capital and a negative number for a decrease in net working capital) plus (b) changes in fixed assets (which change for purposes hereunder shall be a positive number for an increase in fixed assets and a negative number for a decrease in fixed assets) plus (c) the amount of payments and prepayments of principal on any Indebtedness for borrowed money or any Indebtedness evidenced by any Debt Security minus (iii) the amount of proceeds of any Debt Security issued in substitution for, or exchange of, Indebtedness for borrowed money, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice. For the avoidance of any doubt, the parties hereto hereby agree that the calculation of Cash Flow as described immediately above shall be done in accordance with the methodology set forth in Chapter 13 of the text Corporate Finance: A Valuation Approach by Simon Benninga and Oded Sarig.

      12. "Certificate of Designation" means this Certificate of Designation Amending the Articles of Incorporation of VitalStream Holdings, Inc. Establishing the 2003 Series A Preferred Stock and the 2003 Series B Preferred Stock.

      13. "Closing Date" has the meaning set forth in the Purchase Agreement.

      14. "Commitment Shares" means the shares of Common Stock issued as the "Commitment Fee" pursuant to the Initial Note Purchase Agreement and the Subsequent Note Purchase Agreement.

      15. "Common Stock" means the common stock, par value $0.001 per share of the Corporation.

      16. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 5(e) of Part B for the Series A Preferred and Part C for the Series B Preferred, regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the series of Preferred Stock with respect to which the calculation is being made.

      17. "Convertible Securities" means any capital stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

      18. "Corporation Optional Series A Redemption" has the meaning set forth in Section 4(b) of Part B.

      19. "Corporation Optional Series B Redemption" has the meaning set forth in Section 4(b) of Part C.

      20. "Corporation Optional Series A Redemption Notice" has the meaning set forth in Section 4(b) of Part B.


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      21. "Corporation Optional Series B Redemption Notice" has the meaning set forth in Section 4(b) of Part C.

      22. "Current Ratio" means, with respect to any Person as of any date, the ratio of (i) the aggregate amount of all current assets of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of all current Liabilities of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

      23. "Debt Security" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

      24. "Dolphin" means Dolphin Fund I and Dolphin Fund II.

      25. "Dolphin Communications" means Dolphin Communications Fund, L.P.

      26. "Dolphin Communications II" means Dolphin Communications Fund II, L.P.

      27. "Dolphin Director" has the meaning set forth in the Investor Rights Agreement.

      28. "Dolphin Fund" means Dolphin Communications and Dolphin Parallel.

      29. "Dolphin Fund II" means Dolphin Communications II and Dolphin Parallel II.

      30. "Dolphin Parallel" means Dolphin Communications Parallel Fund, L.P.

      31. "Dolphin Parallel II" means Dolphin Communications Parallel Fund II (Netherlands), L.P.

      32. "EBITDA" means, with respect to any period of any Person, (a) the net income or loss (excluding extraordinary or non-recurring items) of such Person for such period plus (b) the sum of the amount of each of the following for such Person for such period to the extent deducted in the computation of such net income or loss: (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense (each item referred to in clauses (a) and (b) above to be calculated in accordance with GAAP in accordance with such Person's past practice on a consistent basis, in each case on a consolidated basis).

      33. "Equity Securities" means (a) any capital stock or other equity security, (b) any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing any profit participation features, (c) any warrants, options or other rights directly or indirectly to subscribe for or to purchase any capital stock, other equity security or security containing any profit participation features or directly or indirectly to subscribe for or to purchase any security directly or indirectly convertible into or exchangeable for any capital stock, other equity security or security containing profit participation features, or (d) any stock appreciation rights, phantom stock rights or other similar rights.


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      34. "Fair Market Value" means the price at which an asset would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and both parties are able, as well as willing, to trade and are well-informed about the asset and the market for the asset, as determined jointly by the Corporation and the holders of a majority of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. If such parties are unable to reach agreement within a reasonable period of time, such "Fair Market Value" shall be determined by an independent appraiser experienced in valuing such type of asset jointly selected by the Corporation and the holders of a majority of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. The determination of such appraiser shall be final and binding upon the parties and the Corporation shall pay the fees and expenses of such appraiser. Notwithstanding the foregoing, the "Fair Market Value" of any security listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market shall be the "Market Price".

      35. "Fully Diluted Outstanding Common Stock" means the sum of (a) 31,158,392 shares of Common Stock, (b) the aggregate number of shares of Common Stock issued by the Corporation after the Closing Date pursuant to Section 2(d) of the Asset Purchase Agreement, (c) the aggregate number of shares of Common Stock issued by the Corporation after the Closing Date pursuant to Section 1.4(b) and Section 1.4(c)(iii) of the Merger Agreement; and (d) the number of Option Shares.

      36. "GAAP" means United States generally accepted accounting principles as in affect from time to time on a consistent basis.

      37. "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

      38. "Indebtedness" means at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other Debt Security, (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course of Business), (d) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (e) any indebtedness guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse), (f) any obligations under capitalized leases and (g) any indebtedness secured by a Lien on a Person's assets.

      39. "Indebtedness to Equity Ratio" means, with respect to any Person as of any date, the quotient of (i) the aggregate amount of Indebtedness of such Person and all Subsidiaries of such Person as determined on a consolidated basis as of such date divided by (ii) the aggregate amount of stockholders equity of such Person as of such date, in each case as determined in

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accordance with GAAP applied on a consistent basis in accordance with such
Person's past practice.

      40. "Initial Note Purchase Agreement" has the meaning set forth in the Purchase Agreement.

      41. "Investor Rights Agreement" means that certain Amended and Restated Investor Rights Agreement, dated as of the Closing Date, by and among the Corporation and the securityholders of the Corporation referred to therein, as amended, modified, restated, superseded or replaced from time to time.

      42. "Junior Preferred Stock" means any share or series of preferred stock, $.001 par value per share, of the Corporation that ranks junior to the Series A Preferred or Series B Preferred with respect to dividends, redemptions or distributions upon liquidation or otherwise.

      43. "Junior Securities" means any capital stock or other Equity Securities of the Corporation, except for the Series A Preferred and the Series B Preferred.

      44. "Laws" means all constitutions, statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity.

      45. "Legal Requirement" means any requirement arising under any action, Law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Entity.

      46. "Lien" means any mortgage, pledge, restriction, security interest, encumbrance, option, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation or any VitalStream Subsidiaries, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation or any VitalStream Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

      47. "Market Price" of any security means (a) if such security is listed on an exchange, the average closing price of such security on the principal exchange on which such security is listed, or, if there has been no sale on any such exchange on any day, the average closing price of such security on the principal exchange on the most recent day on which sales of such security have taken place on such exchange or (b) if such security is not listed on an exchange but is quoted through the NASDAQ System, or on the domestic over-the-counter market as reported by the National Quotation Bureau, the average of the closing sales prices as reported by the NASDAQ System or the National Quotation Bureau, as applicable, over a period of 5 days consisting of the day as of which "Market Price" is being determined and the 4 consecutive Business Days prior to such day on which trades were reported in such security. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the outstanding shares of series of Preferred Stock with respect to which the determination is being. If such parties are unable to reach agreement within a reasonable

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period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and the holders of the outstanding shares of the series of Preferred Stock with respect to which the determination is being made. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

      48. "Marketable Securities" means securities (i) issued by an issuer with a public float equal to or greater than $500,000,000; (ii) that are of a class of securities listed on a major national or international stock exchange or the Nasdaq National Market (or any successor to the Nasdaq National Market); (iii) that constitute, in the aggregate, not more than 3.0% of the outstanding securities of such class; (iv) that are or were issued to the holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in a transaction registered under the Securities Act, or the resale of which by such holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is registered under the Securities Act, and are otherwise freely tradable by such holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, without restriction under applicable federal and state securities Laws; and (v) for which the product of (a) the weekly trading volume for such securities for the five (5) Business Days ending immediately prior to the date of consummation of an Authorized VitalStream Sale Transaction for which such securities are to be issued, multiplied by, (b) four (4), is greater than the aggregate number of shares of securities issued by such issuer as consideration for the Authorized VitalStream Sale Transaction for which such securities are being issued.

      49. "Merger Agreement" means that certain Merger Agreement, dated as of February 13, 2002, among the Corporation, VitalStream, Inc., and VitalStream Operating Corporation.

      50. "Net Worth" means, with respect to any Person as of any date, the difference of (i) the aggregate amount of all assets of such Person and all Subsidiaries of such Person on a consolidated basis as of such date minus (ii) the aggregate amount of all Liabilities of such Person and all Subsidiaries of such Person on a consolidated basis as of such date, in each case as determined in accordance with GAAP applied on a consistent basis in accordance with such Person's past practice.

      51. "Nevada Corporate Code" means the Private Corporations Act of the State of Nevada, contained in Nevada Revised Statutes, Section 78.010 et seq., and any successor statute thereto.

      52. "Options" means any rights or options directly or indirectly to subscribe for or purchase Common Stock or Convertible Securities.

      53. "Option Shares" means the aggregate number of shares of capital stock issued by the Corporation pursuant to (a) that certain Option Agreement, dated as of May 10, 2002, by and between the Corporation and Steve Smith, as amended, modified, restated, superseded or replaced from time to time, (b) that certain Option Agreement, dated as of May 10, 2002, by and between the Corporation and David R. Williams, as amended, modified, restated, superseded or replaced from time to time, (c) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and Kevin Herzog, as amended, modified, restated, superseded or replaced from time to time, (d) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and David R. Williams, as amended, modified, restated, superseded

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or replaced from time to time, and (e) that certain Option Agreement, dated as of November 1, 2001, by and between the Corporation and Steve Smith, as amended, modified, restated, superseded or replaced from time to time.

      54. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      55. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a governmental entity or any department, agency or political subdivision thereof.

      56. "Preferred Equity Securities" means any Equity Security of the Corporation (other than the Series B Preferred or Series A Preferred) that ranks senior to the Common Stock as to dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, or any Debt Security that is issued with any Equity Security.

      57. "Preferred Stock" means the preferred stock, $.001 par value, of the Corporation.

      58. "Purchase Agreement" means that certain Securities Exchange and Purchase Agreement dated as of the Series A Preferred Issue Date, as amended, restated or modified from time to time, pursuant to which, among other things, the Series A Preferred were first issued.

      59. "Securities Act" means the Securities Act of 1933, as amended.

      60. "Series A Liquidation Value" of any share of Series A Preferred as of any particular date shall be equal to $1,000, as adjusted for combinations or splits with respect to such share.

      61. "Series A Preferred " has the meaning set forth in Part B, Section 1.

      62. "Series A Preferred Issue Date" means the date on which the first share of Series A Preferred was issued.

      63. "Series A Redemption Date" as to any share of Series A Preferred, means the date specified in the Corporation Optional Series A Redemption Notice of any Corporation Optional Series A Redemption on which such Corporation Optional Series A Redemption shall be consummated; provided, that no such date shall be a Series A Redemption Date unless the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred is actually paid in full on such date, and if not so paid in full, the Series A Redemption Date shall be the date on which such amount is fully paid.

      64. "Series B Liquidation Value" of any share of Series B Preferred as of any particular date shall be equal to $1,000, as adjusted for combinations or splits with respect to such share.

      65. "Series B Preferred" has the meaning set forth in Part C, Section 1.

      66. "Series B Preferred Issue Date" means, with respect to each separate share of Series B Preferred, the date on which such share of Series B Preferred was issued.


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      67. "Series B Redemption Date" as to any share of Series B Preferred, means the date specified in the Corporation Optional Series B Redemption Notice of any Corporation Optional Series B Redemption on which such Corporation Optional Series B Redemption shall be consummated; provided, that no such date shall be a Series B Redemption Date unless the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series B Preferred is actually paid in full on such date, and if not so paid in full, the Series B Redemption Date shall be the date on which such amount is fully paid.

      68. "Subsequent Note Purchase Agreement" has the meaning set forth in the Purchase Agreement.

      69. "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

      70. "Transaction Agreements" means the Amended and Restated Notes, the Guaranty (as defined in the Purchase Agreement), this Certificate of Designation, the Warrants, the Purchase Agreement, the Investor Rights Agreement, the Security Agreement (as defined in the Purchase Agreement), the Registration Agreement (as defined in the Purchase Agreement) and all other agreements and instruments delivered pursuant to any of the foregoing.

      71. "Underlying Common Stock " means (i) the Common Stock issued or issuable pursuant to the Asset Purchase Agreement, (ii) the Commitment Shares
(iii) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Amended and Restated Notes, (iv) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Series B Preferred, (v) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Series A Preferred initially issued to Dolphin, (vi) the Common Stock issued or issuable upon exercise of the Warrants (assuming the exercise of each such Warrant pursuant to Section 1B(i)(d)(3) of such Warrant) initially issued to Dolphin and (vii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (vi) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Certificate of Designation, (a) any Person who holds Amended and Restated Notes shall be deemed to be the holder of the Underlying Common Stock issuable, directly or indirectly, upon conversion of such Amended and Restated Notes regardless of any restriction or limitation on the conversion of such Amended and Restated Notes, (b) any Person who holds Series B Preferred shall be deemed to be the

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holder of the Underlying Common Stock issuable upon conversion of such Series B
Preferred regardless of any restriction or limitation on the exercise of such Series B Preferred, (c) any Person who holds Series A Preferred shall be deemed to be the holder of the Underlying Common Stock issuable upon conversion of such Series A Preferred regardless of any restriction or limitation on the exercise of such Series A Preferred, and (d) any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock issuable upon exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, and with respect to clauses (a) through (d) above, such Underlying Common Stock shall be deemed to be in existence and such Person shall be entitled to exercise the rights of a holder of such Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (1) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (2) distributed to the public through a broker, dealer or market maker or (3) repurchased by the Corporation or any VitalStream Subsidiary.

      72. "VitalStream Acquisition Transaction" means (i) the acquisition by the Corporation or any VitalStream Subsidiary of a Person who is not an Affiliate of the Corporation or a substantial portion of the business of such Person by means of any transaction or series of related transactions, including (a) any merger, consolidation or other similar transaction, involving the Corporation or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of the Corporation immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (b) the acquisition by the Corporation or any VitalStream Subsidiary of Equity Securities or Debt Securities of such Person or (c) the acquisition by the Corporation or any VitalStream Subsidiary of the assets of such Person and (ii) the Corporation or any VitalStream Subsidiary entering into a joint venture with a Person who is not an Affiliate of the Corporation.

      73. "VitalStream Sale Transaction" means the acquisition of the Corporation or any VitalStream Subsidiary or a substantial portion of the business of the Corporation or any VitalStream Subsidiary by a Person who is not an Affiliate of the Corporation by means of any transaction or series of related transactions, including (i) any merger, consolidation or other similar transaction, involving the Corporation or any VitalStream Subsidiary and such Person (and its Affiliates) that, if consummated, would result in the securityholders of the Corporation immediately prior to the consummation of such merger, consolidation or other similar transaction, directly or indirectly, owning less than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the surviving Person of such merger, consolidation or other similar transaction, (ii) the issuance of Equity Securities or Debt Securities by the Corporation or any VitalStream Subsidiary to such Person (and its Affiliates) or the acquisition by such Person (and its Affiliates) of Equity Securities or Debt Securities of the Corporation or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities and Debt Securities of the Corporation or such VitalStream Subsidiary, (iii) any tender or exchange offer that, if consummated, would result in such Person and its Affiliates owning Equity Securities or Debt Securities of the Corporation or any VitalStream Subsidiary representing more than 50% of the voting power of the outstanding Equity Securities or Debt

Securities of the Corporation or such VitalStream Subsidiary or (iv) the sale of all or substantially all of the assets of the Corporation or any VitalStream Subsidiary.

      74. "VitalStream Subsidiaries" shall mean the Subsidiaries of the Corporation.

      75. "Warrants" means those certain Common Stock Purchase Warrants of the Corporation issued pursuant to the Purchase Agreement, including the Additional Warrants (as defined in the Purchase Agreement) and the Amended and Restated Warrants (as defined in the Purchase Agreement).

      76. "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

All references in Part A to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part A. All references in Part B to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such
Section in Part B. All references in Part C to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part C. All references in Part D to any Section not accompanied by a reference to Part A, Part B, Part C or Part D shall be deemed to be references to such Section in Part D. Identical capitalized terms that are defined in more than one Part shall apply only to the Part in which they are defined.

B. CREATION OF 2003 SERIES A PREFERRED.

      1. Designation and Number of 2003 Series A Preferred. Of the authorized Preferred Stock of the Corporation, 1,000 shares of Preferred Stock shall be designated as 2003 Series A Preferred Stock, $0.001 par value (the "Series A Preferred") and shall have the preferences, limitations, and relative rights set forth in this Part B and in Part D.

      2. Dividends.

            (a) General Obligation. When, as and if declared by the Corporation's Board of Directors, and to the extent permitted under the Nevada Corporate Code, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 2. Dividends on each share of the Series A Preferred shall accrue on a monthly basis at the rate of 7.0% per annum of the sum of the Series A Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Series A Preferred Issue Date to and including the first to occur of (i) the date on which the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series A Preferred by the Corporation, (ii) the date on which such share of Series A Preferred is converted into shares of Common Stock hereunder,
(iii) the date on which such share of Series A Preferred is otherwise acquired by the Corporation or (iv) January 15, 2006. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

            (b) Dividend Payment Dates.

                  (i) Discretionary. Except as set forth in subsections (ii) and
(iii) of this Section 2(b), Section 2(d) and Section 3, all dividends which have accrued on the Series A Preferred shall be payable only when, as and if declared by the Corporation's Board of Directors.

                  (ii) Redemption Upon Authorized VitalStream Sale Transaction. In connection with any redemption of the Series A Preferred pursuant to Section 4(a), accrued and unpaid dividends with respect to redeemed shares of Series A Preferred shall be paid as provided in Section 4(a)(ii).

                  (iii) Redemption Upon Corporation Optional Series A Redemption. In connection with any redemption of the Series A Preferred pursuant to Section 4(b), accrued and unpaid dividends with respect to redeemed shares of Series A Preferred shall be paid as provided in Section 4(b).

                  (iv) Conversion Into Common Stock. Upon conversion of any share of Series A Preferred into shares of Common Stock, the accrued but unpaid dividends with respect to such share of Series A Preferred shall be payable by the Corporation on the date of conversion of such share of Series A Preferred in cash or, at the discretion of the Corporation, a number of fully-paid, nonassessable shares of Common Stock equal to the aggregate amount of such accrued but unpaid dividends divided by the Series A Conversion Price then in effect.

            (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, in the event that the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of the Series A Preferred and the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred and the Series B Preferred held by each such holder.

            (d) Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (e) Inability to Pay Dividends. If the Corporation is not permitted under applicable Law to pay any portion of the accrued and unpaid dividends on the Series A Preferred that the Corporation is obligated to pay with respect to the Series A Preferred, then, at the option of the holder the Corporation shall
(i) cause all accrued but unpaid dividends to be converted into a number of shares of Common Stock equal to the amount of such accrued but unpaid dividends divided by the Series A Conversion Price then in effect, or (ii) pay such dividends to the holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

      3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash (the "Series A Liquidation Preference") equal to the greater of (i) the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) for all shares of Series A Preferred held by such holder and (ii) the aggregate amount to which such holder would be entitled as the holder of the number of shares of Underlying Common Stock into which such shares of Series A Preferred (plus all accrued and unpaid dividends thereon) could then be converted pursuant to the provisions of Section 5 hereof (assuming the conversion of all outstanding shares of Series A Preferred and Series B Preferred (including all shares of Series A Preferred and Series B Preferred held by such holder) at the date fixed for such liquidation, dissolution or winding up of the Corporation), and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series A Preferred and Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed shall be distributed ratably among such holders based upon the sum of the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series A Preferred held by each such holder and the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon) of the Series B Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 20 days prior to the payment date stated therein, to each record holder of Series A Preferred.

      4. Redemptions.

            (a) Redemption in the Event of an Authorized VitalStream Sale Transaction

                  (i) In the event of an Authorized VitalStream Sale Transaction, the Corporation shall give prompt written notice no later than thirty (30) days before the consummation of such Authorized VitalStream Sale Transaction describing in reasonable detail the material terms and the expected date of consummation (the "Authorized VitalStream Sale Transaction Closing Date") of the Authorized VitalStream Sale Transaction to each holder of Series A Preferred and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred may require the Corporation to redeem all or any portion of the Series A Preferred then held by such holder at a price per share of Series A Preferred equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) thereof by giving written notice (an "Authorized VitalStream Sale Transaction Redemption Election") to the Corporation of such election at any time on or prior to the Authorized VitalStream Sale Transaction Closing Date.

                  (ii) Upon receipt of any Authorized VitalStream Sale Transaction Redemption Election and as a condition to closing of the Authorized VitalStream Sale Transaction, the Corporation shall be obligated to redeem the aggregate number of shares of Series A Preferred (plus all accrued and unpaid dividends thereon) specified in the Authorized VitalStream Sale Transaction Redemption Election on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction. For each share of Series A Preferred which is to be redeemed, the Corporation shall be obligated on the Authorized VitalStream Sale Transaction Closing Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series A Preferred) an amount of Cash Consideration equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share (such Cash Consideration to be paid to the holder thereof in cash and Marketable Securities in the same proportions as the cash and Marketable Securities that are paid as consideration in connection with such Authorized VitalStream Sale Transaction). If the funds of the Corporation legally available for redemption of shares of Series A Preferred and shares of Series B Preferred with respect to which a redemption election has been made on any Authorized VitalStream Sale Transaction Closing Date are insufficient to redeem the total number of shares of Series A Preferred and Series B Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred and Series B Preferred ratably among the holders of the shares of Series A Preferred and Series B Preferred to be redeemed based upon the sum of the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series A Preferred held by each such holder and the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon) of such shares of Series B Preferred held by each such holder. Any shares of Series A Preferred with respect to which a Authorized VitalStream Sale Transaction Election was timely submitted but which were not redeemed on any Authorized VitalStream Sale Transaction Closing Date as a result of the insufficiency of funds shall remain outstanding and entitled to all of the powers, rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for such redemption of shares of Series A Preferred and Series B Preferred, such funds shall immediately be used to ratably redeem the balance of the shares of Series A Preferred and Series B Preferred which the Corporation has become obligated to redeem on the Authorized VitalStream Sale Transaction Closing Date but which it has not redeemed.

                  (iii) If any proposed Authorized VitalStream Sale Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the Authorized VitalStream Sale Transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

            (b) Optional Redemption at the Election of the Corporation. At any time after the sixth anniversary of the Closing Date, the Corporation may redeem (the "Corporation Optional Series A Redemption") all (and not less than all) of the shares of Series A Preferred as are then outstanding at a price per share equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon). The Corporation may elect to require the holders of the outstanding shares of Series A Preferred to effect the Corporation Optional Series A Redemption by giving written notice (a "Corporation Optional Series A Redemption Notice") to the holders of Series A

Preferred of such election and setting forth the Series A Redemption Date. Any proposed redemption pursuant to this Section 4(b) shall only be made by the Corporation if the funds of the Corporation legally available for redemption of shares of Series A Preferred on any Series A Redemption Date are sufficient to redeem all outstanding shares of Series A Preferred on such date.

            (c) Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

            (d) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of shares of Series A Preferred owned by each such holder.

      5. Conversion. The holders of the 2003 Series A Preferred shall have conversion rights and obligations as follows:

            (a) Right to Convert. At any time and from time to time (including after receipt of a Corporation Optional Series A Redemption Notice), any holder of Series A Preferred may convert all or any portion of the shares of Series A Preferred held by such holder into that number of fully-paid, nonassessable shares of Common Stock determined by multiplying the number of shares of Series A Preferred to be converted times the Series A Liquidation Value (but not accrued and unpaid dividends thereon), and dividing the result by the Series A Conversion Price then in effect. The number of shares of Common Stock into which each share of Series A Preferred may be converted is referred to as the "Series A Conversion Rate" of such share of Series A Preferred.

            (b) Automatic Conversion.

                  (i) In the event of an Authorized VitalStream Sale Transaction, and subject to compliance by the Corporation with the provisions set forth in Section 4(a) above, each share of Series A Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has not been delivered on or prior to the third Business Day prior to the Authorized VitalStream Sale Transaction Closing Date, shall automatically be converted on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series A Conversion Rate of such share of Series A Preferred.

                  (ii) Each share of Series A Preferred shall automatically be converted into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series A Conversion Rate of such share of Series A Preferred upon the receipt by the Corporation of a written request for such conversion from the holders of a majority of the Series A Preferred then outstanding, or, if later, the effective date for conversion specified in such request. Any mandatory conversion pursuant to this Section 5(b)(ii) shall only be effected at the time of and subject to such election of the holders of a majority of shares of Series A Preferred then outstanding.

                  (iii) The Corporation shall mail written notice of any mandatory conversion pursuant to this Section 5 to each record holder of Series A Preferred setting forth the instructions for the surrender of the certificate or certificates representing the shares of Series A Preferred held by such holder and the exchange of such certificate or certificates for a certificate or certificates representing Underlying Common Stock.

            (c) Mechanics of Conversion.

                  (i) Except as otherwise provided herein, each conversion of a share of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the duly endorsed certificate or certificates representing the share of Series A Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such share of Series A Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Underlying Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Underlying Common Stock represented thereby.

                  (ii) The conversion rights of any share of Series A Preferred subject to redemption hereunder shall terminate on the Series A Redemption Date for such share of Series A Preferred or on the Authorized VitalStream Sale Transaction Closing Date for any share of Series A Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has been delivered, unless the Corporation has failed to pay to the holder thereof the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series A Preferred, in which case the conversion rights shall terminate on the date on which such amount is fully paid.

                  (iii) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with an Authorized VitalStream Sale Transaction or any other transaction or event, the conversion of any shares of Series A Preferred may, at the election of the holder of such Series A Preferred, be conditioned upon the occurrence of such transaction or event in which case such conversion shall not be deemed to be effective until immediately prior to the occurrence of such transaction or event.

                  (iv) As soon as possible after a conversion has been effected (but in any event within five Business Days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

                        (1) a certificate or certificates representing the number of shares of Underlying Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (2) a cash payment in an amount equal to the amount payable under Section 5(c)(vii) below with respect to such conversion;

                        (3) to the extent not elected to be converted by the Corporation pursuant to Section 2(b)(iii), payment in an amount equal to all accrued but unpaid dividends with respect to each share of Series A Preferred converted; and

                        (4) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (v) The issuance of certificates for shares of Underlying Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Underlying Common Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Underlying Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (vi) The Corporation shall not close its books against the transfer of Series A Preferred or of Underlying Common Stock in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (vii) If any fractional interest in a share of Underlying Common Stock would, except for the provisions of this Section 5(c)(vii), be deliverable upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, the number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Underlying Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                  (ix) If the shares of Underlying Common Stock issuable by reason of such conversion of Series A Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares of Series A Preferred to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of

Underlying Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Underlying Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

            (d) Series A Conversion Price.

                  (i) The initial Series A Conversion Price of a share of Series A Preferred shall be equal to $0.235 per share. In order to prevent dilution of the conversion rights granted under this Section 5, the Series A Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5(d).

                  (ii) If at any time during the period beginning on the Series A Preferred Issue Date and ending on January 15, 2006, the Corporation issues or sells, or in accordance with Section 5(e) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the Series A Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, that there shall be no adjustment in the Series A Conversion Price pursuant to this Section 5(d)(ii) as a result of any issuance or sale (or, in accordance with Section 5(e), any deemed issuance or sale) of shares of Common Stock (A) which are outstanding on the Series A Preferred Issue Date, (B) upon issuance of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement, (C) upon issuance of any Warrants, (D) upon conversion of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement (or upon issuance or conversion of any Series B Preferred or other Preferred Equity Securities issuable upon conversion of any Amended and Restated Notes issued pursuant to the Purchase Agreement), (E) upon exercise of any Warrants, (F) upon exercise of any Options or conversion of any Convertible Securities outstanding on January 15, 2003, (G) to the directors or employees of, or consultants to, the Corporation and the VitalStream Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including any shares of its Common Stock issued or issuable upon exercise of Options granted pursuant to such plans), up to an aggregate of 8,000,000 shares of Common Stock (including any shares of its Common Stock issued (or, in accordance with Section 5(e) any deemed issuance or sale) pursuant to such plans before, on or after the Closing Date) (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock),
(H) as a dividend or other distribution on the outstanding shares of its Common Stock (provided such dividend or other distribution causes an adjustment to the Conversion Price pursuant to Section 5(e)), (I) in connection with a stock split or subdivision of its outstanding Common Stock (provided such stock split or subdivision causes an adjustment to the Conversion Price pursuant to Section 5(e)), or (J) in connection with equipment lease financing transactions, real estate leasing transactions, strategic partnering arrangements and other similar transaction provided such issuances are (1) approved by the Board of Directors and (2) primarily for purposes other than an Equity Securities or Debt Securities financing (including any shares of its Common Stock issued or issuable upon exercise of Options or conversion of Convertible Securities granted in connection therewith).

            (e) Effect on Series A Conversion Price of Certain Events. For purposes of determining the adjusted Series A Conversion Price under Section 5(d), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities in accordance with their terms.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities in accordance with their terms, and if any such issue or sale of such Convertible Securities is made upon exercise in accordance with their terms of any Options for which adjustments of the Series A Conversion Price had been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Series A Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in an increase of the Series A Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred. For purposes of this Section 5(e), if the terms of any Option or Convertible Security which was outstanding as of the Series A Preferred Issue Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series A Conversion Price hereunder to be increased. No adjustment of the Series A Conversion Price for the Series A Preferred shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (a) the Series A Conversion Price on the Series A Preferred Issue Date, or
(b) the Series A Conversion Price that would have resulted from any actual issuance of additional shares of Common Stock between the Series A Preferred Issue Date and such readjustment date.

                  (iv) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be its Fair Market Value.

                  (v) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocable to such Option or Convertible Security by the parties thereto, the Option or Convertible Security, as the case may be, shall be deemed to have been issued for a consideration of $0.01.

                  (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (vii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (f) Subdivision or Combination of Common Stock. If after the Series A Preferred Issue Date the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and if after the Series A Preferred Issue Date the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.(1)

                  (g) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction (other than an Authorized VitalStream Sale Transaction) which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, unless the Series A Preferred are to be converted or redeemed at the closing of such Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each holder of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Underlying Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the

----------

(1) For example, (1) if the Corporation consummates a two for one stock split of its Common Stock, the Series A Conversion Price shall be reduced to fifty percent of the Series A Conversion Price then in effect and (2) if the Corporation consummates a two for one reverse stock split of its Common Stock, the Series A Conversion Price shall be increased to two hundred percent of the Series A Conversion Price then in effect.

holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series A Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Underlying Common Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Series A Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (h) If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Series A Conversion Price so as to protect the rights of the holders of Series A Preferred; provided, that no such adjustment shall increase the Series A Conversion Price as otherwise determined pursuant to Section 5(e) or decrease the number of shares of Underlying Common Stock issuable upon conversion of each share of Series A Preferred.

            (i) Notices.

                  (i) Immediately upon any adjustment of the Series A Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred setting forth in reasonable detail the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change, liquidation or dissolution shall take place.

      6. Liquidating Dividends. If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Underlying Common Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      7. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Underlying Common Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

C. CREATION OF 2003 SERIES B PREFERRED.

      1. Designation and Number of 2003 Series B Preferred. Of the authorized Preferred Stock of the Corporation, 1,100 shares of Preferred Stock shall be designated as 2003 Series B Preferred Stock, $0.001 par value (the "Series B Preferred") and shall have the preferences, limitations, and relative rights set forth in this Part C and in Part D. Shares of Series B Preferred shall be issuable only upon conversion of Amended and Restated Notes on the terms set forth in the Amended and Restated Notes.

      2. Dividends.

            (a) General Obligation. When, as and if declared by the Corporation's Board of Directors, and to the extent permitted under the Nevada Corporate Code, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in this Section 2.

                  (i) Accrued Dividend Rights. Upon conversion of any portion of the principal amount of any Amended and Restated Note into shares of Series B Preferred, all amounts of "Unconverted Interest" (as defined in the Amended and Restated Notes) with respect to the converted principal amount that is not paid at the time of such conversion and that pursuant to Section 1(b)(i) of the Amended and Restated Notes converts into an "Accrued Dividend" shall become, upon the issuance of shares of Series B Preferred upon such conversion, an accumulated but unpaid dividend relating to (and allocated pro rata among) the shares of Series B Preferred issued upon such conversion (such accumulated but unpaid dividend, an "Accrued Dividend"). Accrued Dividends shall be payable when, as and if declared by the Corporation's Board of Directors on the same terms as dividends accruing under Section 2(a)(ii) and, except as otherwise provided, all references to "dividends" in this Part C shall include Accrued Dividends.

                  (ii) Accruing Dividends. Dividends on each share of the Series B Preferred shall accrue on a monthly basis at the rate of 7.0% per annum of the sum of the Series B Liquidation Value thereof plus all accumulated and unpaid dividends thereon (including

Accrued Dividends) from and including the Series B Preferred Issue Date of such shares of Series B Preferred to and including the first to occur of (i) the date on which the Series B Liquidation Value (plus all accrued and unpaid dividends thereon (including Accrued Dividends)) of such share of Series B Preferred is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Series B Preferred by the Corporation, (ii) the date on which such share of Series B Preferred is converted into shares of Common Stock hereunder, (iii) the date on which such share of Series B Preferred is otherwise acquired by the Corporation or (iv) January 15, 2006. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any particular share of Series B Preferred shall be deemed to be Series B Preferred Issue Date regardless of the number of times transfer of such share of Series B Preferred is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred.

            (b) Dividend Payment Dates.

                  (i) Discretionary. Except as set forth in subsections (ii) and
(iii) of this Section 2(b), Section 2(d) and Section 3, all dividends which have accrued on the Series B Preferred shall be payable only when, as and if declared by the Corporation's Board of Directors.

                  (ii) Redemption Upon Authorized VitalStream Sale Transaction. In connection with any redemption of the Series B Preferred pursuant to Section 4(a), accrued and unpaid dividends with respect to redeemed shares of Series B Preferred shall be paid as provided in Section 4(a)(ii).

                  (iii) Redemption Upon Corporation Optional Series B Redemption. In connection with any redemption of the Series B Preferred pursuant to Section 4(b), accrued and unpaid dividends with respect to redeemed shares of Series B Preferred shall be paid as provided in Section 4(b).

                  (iv) Conversion Into Common Stock. Upon conversion of any share of Series B Preferred into shares of Common Stock, the accrued but unpaid dividends (including all Accrued Dividends) with respect to such share of Series B Preferred shall be payable by the Corporation on the date of conversion of such share of Series B Preferred in cash or, at the discretion of the Corporation, a number of fully-paid, nonassessable shares of Common Stock equal to the aggregate amount of such accrued but unpaid dividends (including all Accrued Dividends) divided by the Series B Conversion Price then in effect.

            (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, in the event that the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of the Series A Preferred and the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred and the Series B Preferred held by each such holder.

            (d) Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (e) Inability to Pay Dividends. If the Corporation is not permitted under applicable Law to pay any portion of the accrued and unpaid dividends on the Series B Preferred that the Corporation is obligated to pay with respect to the Series B Preferred, then, at the option of the holder the Corporation shall
(i) cause all accrued but unpaid dividends to be converted into a number of shares of Common Stock equal to the amount of such accrued but unpaid dividends divided by the Series B Conversion Price then in effect, or (ii) pay such dividends to the holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

      3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash (the "Series B Liquidation Preference") equal to the greater of (i) the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) for all shares of Series B Preferred held by such holder and (ii) the aggregate amount to which such holder would be entitled as the holder of the number of shares of Underlying Common Stock into which such shares of Series B Preferred (plus all accrued and unpaid dividends thereon) could then be converted pursuant to the provisions of Section 5 hereof (assuming the conversion of all outstanding shares of Series B Preferred and Series A Preferred (including all shares of Series B Preferred and Series A Preferred held by such holder) at the date fixed for such liquidation, dissolution or winding up of the Corporation), and the holders of Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available to be distributed among the holders of the Series B Preferred and Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available to be distributed shall be distributed ratably among such holders based upon the sum of the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series B Preferred held by each such holder and the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of the Series A Preferred held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 20 days prior to the payment date stated therein, to each record holder of Series B Preferred.

      4. Redemptions.

            (a) Redemption in the Event of an Authorized VitalStream Sale Transaction

                  (i) In the event of an Authorized VitalStream Sale Transaction, the Corporation shall give prompt written notice no later than thirty (30) days before the consummation of such Authorized VitalStream Sale Transaction describing in reasonable detail the material terms and the expected date of consummation (the "Authorized VitalStream Sale Transaction Closing Date") of the Authorized VitalStream Sale Transaction to each holder of Series B Preferred, and the Corporation shall give each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series B Preferred may require the Corporation to redeem all or any portion of the Series B Preferred then held by such holder at a price per share of Series B Preferred equal to the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) thereof by giving written notice (an "Authorized VitalStream Sale Transaction Redemption Election") to the Corporation of such election at any time on or prior to the Authorized VitalStream Sale Transaction Closing Date.

                  (ii) Upon receipt of any Authorized VitalStream Sale Transaction Redemption Election, as a condition to closing of the Authorized VitalStream Sale Transaction and conditioned upon the closing of the Authorized VitalStream Sale Transaction, the Corporation shall be obligated to redeem the aggregate number of shares of Series B Preferred (plus all accrued and unpaid dividends thereon) specified in the Authorized VitalStream Sale Transaction Redemption Election on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction. For each share of Series B Preferred which is to be redeemed, the Corporation shall be obligated on the Authorized VitalStream Sale Transaction Closing Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series B Preferred) an amount of Cash Consideration equal to the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share (such Cash Consideration to be paid to the holder thereof in cash and Marketable Securities in the same proportions as the cash and Marketable Securities that are paid as consideration in connection with such Authorized VitalStream Sale Transaction). If the funds of the Corporation legally available for redemption of shares of Series B Preferred and shares of Series A Preferred with respect to which a redemption election has been made on any Authorized VitalStream Sale Transaction Closing Date are insufficient to redeem the total number of shares of Series B Preferred and Series A Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series B Preferred and Series A Preferred ratably among the holders of the shares of Series B Preferred and Series A Preferred to be redeemed based upon the sum of the aggregate Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series B Preferred held by each such holder and the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of such shares of Series A Preferred held by each such holder. Any shares of Series B Preferred with respect to which an Authorized VitalStream Sale Transaction Election was timely submitted but which were not redeemed on any Authorized VitalStream Sale Transaction Closing Date as a result of the insufficiency of funds shall remain outstanding and entitled to all of the powers, rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for such redemption of shares of Series B Preferred and Series A Preferred, such funds shall immediately be used to ratably redeem the balance of the shares of Series B Preferred and Series A Preferred which the Corporation has become obligated to redeem on the Authorized VitalStream Sale Transaction Closing Date but which it has not redeemed.

                  (iii) If any proposed Authorized VitalStream Sale Transaction does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the Authorized VitalStream Sale Transaction, any holder of Series B Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

            (b) Optional Redemption at the Election of the Corporation. At any time after the sixth anniversary of the Closing Date, the Corporation may redeem (the "Corporation Optional Series B Redemption") all (and not less than all) of the shares of Series B Preferred as are then outstanding at a price per share equal to the Series B Liquidation Value (plus all accrued and unpaid dividends (including Accrued Dividends) thereon). The Corporation may elect to require the holders of the outstanding shares of Series B Preferred to effect the Corporation Optional Series A Redemption by giving written notice (a "Corporation Optional Series B Redemption Notice") to the holders of Series B Preferred of such election and setting forth the Series B Redemption Date. Any proposed redemption pursuant to this Section 4(b) shall only be made by the Corporation if the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Series B Redemption Date are sufficient to redeem all outstanding shares of Series B Preferred on such date.

            (c) Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

            (d) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series B Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series B Preferred on the basis of the number of shares of Series B Preferred owned by each such holder.

      5. Conversion. The holders of the 2003 Series B Preferred shall have conversion rights and obligations as follows:

            (a) Right to Convert. At any time and from time to time (including after receipt of a Corporation Optional Series B Redemption Notice), any holder of Series B Preferred may convert all or any portion of the shares of Series B Preferred held by such holder into that number of fully-paid, nonassessable shares of Common Stock determined by multiplying the number of shares of Series B Preferred to be converted times the Series B Liquidation Value (but not accrued and unpaid dividends thereon), and dividing the result by the Series B Conversion Price then in effect. The number of shares of Common Stock into which each share of Series B Preferred may be converted is referred to as the "Series B Conversion Rate" of such share of Series B Preferred.

            (b) Automatic Conversion.

                  (i) In the event of an Authorized VitalStream Sale Transaction, and subject to compliance by the Corporation with the provisions set forth in Section 4(a) above, each share of Series B Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has not been delivered on or prior to the third Business Day prior to the Authorized VitalStream Sale Transaction Closing Date, shall automatically be converted on the Authorized VitalStream Sale Transaction Closing Date and simultaneously with the closing of the Authorized VitalStream Sale Transaction into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series B Conversion Rate of such share of Series B Preferred.

                  (ii) Each share of Series B Preferred shall automatically be converted into fully-paid, nonassessable shares of Underlying Common Stock at the then effective Series B Conversion Rate of such share of Series B Preferred upon the receipt by the Corporation of a written request for such conversion from the holders of a majority of the Series B Preferred then outstanding, or, if later, the effective date for conversion specified in such request. Any mandatory conversion pursuant to this Section 5(b)(ii) shall only be effected at the time of and subject to such election of the holders of a majority of shares of Series B Preferred then outstanding.

                  (iii) The Corporation shall mail written notice of any mandatory conversion pursuant to this Section 5 to each record holder of Series B Preferred setting forth the instructions for the surrender of the certificate or certificates representing the shares of Series B Preferred held by such holder and the exchange of such certificate or certificates for a certificate or certificates representing Underlying Common Stock.

            (c) Mechanics of Conversion.

                  (i) Except as otherwise provided herein, each conversion of a share of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the duly endorsed certificate or certificates representing the share of Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such share of Series B Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Underlying Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Underlying Common Stock represented thereby.

                  (ii) The conversion rights of any share of Series B Preferred subject to redemption hereunder shall terminate on the Series B Redemption Date for such share of Series B Preferred or on the Authorized VitalStream Sale Transaction Closing Date for any share of Series B Preferred for which an Authorized VitalStream Sale Transaction Redemption Election has been delivered, unless the Corporation has failed to pay to the holder thereof the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of such share of Series B Preferred, in which case the conversion rights shall terminate on the date on which such amount is fully paid.

                  (iii) Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with an Authorized VitalStream Sale Transaction Closing Date or any other transaction or event, the conversion of any shares of Series B

Preferred may, at the election of the holder of such Series B Preferred, be conditioned upon the occurrence of such transaction or event in which case such conversion shall not be deemed to be effective until immediately prior to the occurrence of such transaction or event.

                  (iv) As soon as possible after a conversion has been effected (but in any event within five Business Days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

                        (1) a certificate or certificates representing the number of shares of Underlying Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (2) a cash payment in an amount equal to the amount payable under Section 5(c)(vii) below with respect to such conversion;

                        (3) to the extent not elected to be converted pursuant to Section 2(b)(iii), payment in an amount equal to all accrued but unpaid dividends with respect to each share of Series B Preferred converted; and

                        (4) a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (v) The issuance of certificates for shares of Underlying Common Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Underlying Common Stock. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Underlying Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (vi) The Corporation shall not close its books against the transfer of Series B Preferred or of Underlying Common Stock in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (vii) If any fractional interest in a share of Underlying Common Stock would, except for the provisions of this Section 5(c)(vii), be deliverable upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

                  (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, the number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Series B Preferred. All shares of Underlying Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock may be so issued without violation of any applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                  (ix) If the shares of Underlying Common Stock issuable by reason of such conversion of Series B Preferred are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the shares of Series B Preferred to be converted by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Underlying Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Underlying Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

            (d) Series B Conversion Price.

                  (i) The initial Series B Conversion Price of a share of Series B Preferred shall be equal to (i) 0.85 multiplied by (ii) $1,100,000 divided by the difference between (a) the Fully Diluted Outstanding Common Stock divided by
0.868 minus (b) the Fully Diluted Outstanding Common Stock. In order to prevent dilution of the conversion rights granted under this Section 5, the Series B Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5(d).

                  (ii) If at any time during the period beginning on the Series B Preferred Issue Date and ending on January 15, 2006, the Corporation issues or sells, or in accordance with Section 5(e) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B Conversion Price shall be reduced to the Series B Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided, that there shall be no adjustment in the Series B Conversion Price pursuant to this Section 5(d)(ii) as a result of any issuance or sale (or, in accordance with Section 5(e), any deemed issuance or sale) of shares of Common Stock (A) which are included in the calculation of the number of shares of Fully Diluted Outstanding Common Stock,
(B) upon issuance of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement, (C) upon issuance of any Warrants, (D) upon conversion of any Amended and Restated Notes or Series A Preferred issued pursuant to the Purchase Agreement (or upon issuance or conversion of any Series B Preferred or other Preferred Equity Securities issuable upon conversion of any Amended and Restated Notes issued pursuant to the Purchase Agreement), (E) upon exercise of any Warrants, (F) upon exercise of any Options or conversion of any Convertible Securities outstanding on January 15, 2003, (G) to the directors or employees of, or consultants to, the Corporation and the VitalStream Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors (including any shares of its Common Stock issued or issuable upon exercise of Options granted pursuant to such plans), up to an aggregate of 8,000,000 shares of Common Stock (including any shares of its Common Stock issued (or, in accordance with Section 5(e) any deemed issuance or sale) pursuant to such plans before, on or after the Closing Date) (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock), (H) as a dividend or other distribution on the outstanding shares of its Common Stock (provided such dividend or other distribution causes an adjustment to the Conversion Price pursuant to Section 5(e)), (I) in connection with a stock split or subdivision of its outstanding Common Stock (provided such stock split or subdivision causes an adjustment to the Conversion Price pursuant to Section 5(e)), or (J) in connection with equipment lease financing transactions, real estate leasing transactions, strategic partnering arrangements and other similar transaction provided such issuances are (1) approved by the Board of Directors and (2) primarily for purposes other than an Equity Securities or Debt Securities financing (including any shares of its Common Stock issued or issuable upon exercise of Options or conversion of Convertible Securities granted in connection therewith).

            (e) Effect on Series B Conversion Price of Certain Events. For purposes of determining the adjusted Series B Conversion Price under Section 5(d), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities in accordance with their terms.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities in accordance with their terms, and if any such issue or sale of such Convertible Securities is made upon exercise in accordance with their terms of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Series B Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change shall be immediately adjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in an increase of the Series B Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred. For purposes of this Section 5(e), if the terms of any Option or Convertible Security which was outstanding as of the Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Series B Conversion Price hereunder to be increased. No adjustment of the Series B Conversion Price for the Series B Preferred shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price on the Series B Preferred Issue Date, or (b) the Series B Conversion Price that would have resulted from any actual issuance of additional shares of Common Stock between the Series B Preferred Issue Date and such readjustment date.

                  (iv) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be its Fair Market Value.

                  (v) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocable to such Option or Convertible Security by the parties thereto, the Option or Convertible Security, as the case may be, shall be deemed to have been issued for a consideration of $0.01.

                  (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (vii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (f) Subdivision or Combination of Common Stock. If after the Series B Preferred Issue Date the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and if after the Series B Preferred Issue Date the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.(2)


-------------
2 For example, (1) if the Corporation consummates a two for one stock split of its Common Stock, the Series B Conversion Price shall be reduced to fifty percent of the Series B Conversion Price then in effect and (2) if the Corporation consummates a two for one reverse stock split of its Common Stock, the Series B Conversion Price shall be increased to two hundred percent of the Series B Conversion Price then in effect.

            (g) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction (other than an Authorized VitalStream Sale Transaction) which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, unless the Series B Preferred are to be converted or redeemed at the closing of such Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each holder of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Underlying Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 5 and Sections 6 and 7 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Underlying Common Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series B Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (h) If any event occurs of the type contemplated by the provisions of Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred; provided, that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to Section 5(e) or decrease the number of shares of Underlying Common Stock issuable upon conversion of each share of Series B Preferred.

            (i) Notices.

                  (i) Immediately upon any adjustment of the Series B Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred and Amended and Restated Notes setting forth in reasonable detail the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation shall also give written notice to the holders of Series B Preferred at least 20 days prior to the date on which any Organic Change, liquidation or dissolution shall take place.

      6. Liquidating Dividends. If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Underlying Common Stock had such Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      7. Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Underlying Common Stock acquirable upon conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

D. ADDITIONAL SERIES A PREFERRED AND SERIES B PREFERRED PROVISIONS.

      1. Restrictive Covenants.

            (a) In addition to any action otherwise required by the Articles of Incorporation or applicable Law, at any time that any shares of Series A Preferred or Series B Preferred remain outstanding and the Underlying Common Stock constitutes at least ten (10) percent of the Corporation's outstanding Common Stock, the Corporation shall not take any of the following actions without the prior written authorization and approval of the holders of a majority of the Underlying Common Stock.

                  (i) merge or consolidate with any Person, or permit any of the VitalStream Subsidiaries to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary), except, so long as the Dolphin Director continues to be a member of the Board of Directors, for any merger or consolidation (A) in which the pro forma consolidated Average Monthly Cash Flow of the Person with whom the Corporation or any of the VitalStream

Subsidiaries will merge or consolidate for the twelve (12) month period immediately following the execution of a definitive agreement relating to such merger or consolidation (as determined, by the Board of Directors in its good faith judgment) is greater than $0.00 and (B) which constitutes either (i) an Authorized VitalStream Sale Transaction or (ii) an Authorized VitalStream Acquisition Transaction;

                  (ii) sell, lease or otherwise dispose of, or permit any of the VitalStream Subsidiaries to sell, lease or otherwise dispose of, in the aggregate, more than 17.5% of the consolidated assets of the Corporation and the VitalStream Subsidiaries (computed on the basis of the greater of (A) book value determined in accordance with GAAP consistently applied or (B) Fair Market Value, except for (i) any sale, lease or other disposition of assets in the Ordinary Course of Business, (ii) any sale, lease or other disposition of assets required by any Law or Legal Requirement in order to permit the Corporation or any VitalStream Subsidiary to consummate an acquisition (whether by a purchase of assets, purchase of stock, merger or otherwise) of any interest in a Person or such Person's business; provided, that, (Y) to the extent required, such acquisition has been approved by the holders of the Amended and Restated Notes
(Z), such acquisition has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors or (iii) any sale of assets which constitutes an Authorized VitalStream Sale Transaction (for the avoidance of any doubt, the granting of a security interest to a secured lender by the Corporation or any VitalStream Subsidiary in its accounts receivable in connection with the establishment by the Corporation or any VitalStream Subsidiary of a secured credit facility shall not constitute a sale, lease or otherwise disposition of the assets of the Corporation or any VitalStream Subsidiary for purposes of this
Section 1(a)(ii));

                  (iii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes), except for any liquidation, dissolution, recapitalization or reorganization effectuated in connection with the consummation of (A) an Authorized VitalStream Sale Transaction or (B) an Authorized VitalStream Acquisition Transaction;

                  (iv) create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which VitalStream is not the surviving entity), or permit any of the VitalStream Subsidiaries to create, incur, assume or suffer to exist (including as a result of the consummation of an Authorized VitalStream Acquisition Transaction or Authorized VitalStream Sale Transaction in which such VitalStream Subsidiary is not the surviving entity), Indebtedness other than Indebtedness arising under the Amended and Restated Notes, or to the extent classified as Indebtedness, any shares of Series B Preferred or Series A Preferred, and except for (A) any Indebtedness incurred under capitalized leases entered into in the Ordinary Course of Business, (B) any Indebtedness of the surviving Person of an Authorized VitalStream Sale Transaction or Authorized VitalStream Acquisition Transaction if (i) the Indebtedness to Equity Ratio of such surviving Person is less than or equal to ..35, or (ii) the securities of such surviving Person are Listed Securities and have a public market capitalization of at least $1,000,000,000, or (C) any Indebtedness incurred under one or more commercial bank loans or other credit facilities with one or more commercial banking institutions in an aggregate amount not exceeding $1,500,000 (with Indebtedness outstanding under the Alliance Factoring and Security Agreements counting against such $1,500,000 limit) as determined on a consolidated basis; provided, that, with respect to any Indebtedness described in clause (C) above, the Indebtedness evidenced by the Amended and Restated Notes (if any are outstanding) ranks pari passu as to seniority with respect to any Lien granted in any assets of VitalStream or any VitalStream Subsidiary to secure such Indebtedness (other than with respect to any Lien granted in the accounts receivable of VitalStream or any VitalStream Subsidiary);

                  (v) change the nature of the business or operations of the Corporation or any VitalStream Subsidiaries or enter into or allow any VitalStream Subsidiaries to enter into the ownership, active management or operation of a line of business other than that line of business in which the Corporation and the VitalStream Subsidiaries engage as of the Closing Date; provided, that the Corporation may continue to employ new technologies and provide new services which become commonly employed or provided by, or in the good faith judgment of the management of the Corporation, are reasonably expected to become commonly employed or provided by, companies engaged in the Corporation's or the VitalStream Subsidiaries' line of business;

                  (vi) become subject to, or permit any VitalStream Subsidiary to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any of the VitalStream Subsidiaries to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or any VitalStream Subsidiaries or (B) the Corporation's or any VitalStream Subsidiaries' right to perform the provisions of any of the Amended and Restated Notes or the Transaction Agreements;

                  (vii) except as required by the terms of the Series A Preferred or Series B Preferred, directly or indirectly redeem, purchase or otherwise acquire, or permit any VitalStream Subsidiaries to redeem, purchase or otherwise acquire, any Equity Securities or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans; provided, that for so long the as Dolphin Director continues to be a member of the Board of Directors, the Corporation may, at any time or from time to time during any fiscal quarter, repurchase shares of Common Stock which are publicly traded and listed on any securities exchange or quoted in the NASDAQ System (or any successor to the NASDAQ System) or the over-the-counter market, for an aggregate purchase price of up to 35% of the consolidated Cash Flow of the Corporation and the VitalStream Subsidiaries (as determined from the books and records of the Corporation and the VitalStream Subsidiaries) for the prior fiscal quarter of the Corporation if (A) the Board of Directors has determined, in its good faith judgment, that such redemption is fair and in the best interest of all of the securityholders of the Corporation and (B) such redemption has been approved in writing, or by the vote at a duly-called meeting of the Board of Directors, by a majority of the members of the Board of Directors;

                  (viii) directly or indirectly declare or pay any dividends or make any distributions upon any Equity Securities other than the Series B Preferred or Series A Preferred, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

                  (ix) make any amendment (whether by merger, consolidation or otherwise) to the Articles of Incorporation of the Corporation or the Corporation's bylaws, or file any resolution of the Board of Directors with the Nevada Secretary of State containing any provisions, which would increase the number of authorized shares of the Common Stock, Series A Preferred or Series B Preferred;

                  (x) make any amendment (whether by merger, consolidation or otherwise) to the Articles of Incorporation of the Corporation or the Corporation's bylaws, or file any resolution of the Board of Directors with the Nevada Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred or Series B Preferred (for purposes of clarification, neither (A) the creation, designation or issuance of shares of Junior Preferred Stock, nor (B) effecting a reverse stock split of the Common Stock (whether or not the number of authorized shares of Common Stock is changed) would adversely affect or otherwise impact such rights, preferences or priorities);

                  (xi) except as expressly contemplated by the Exchange and Purchase Agreement, authorize, issue or enter into any agreement providing for the authorization or issuance (contingent or otherwise) of any Series A Preferred or Series B Preferred or other Equity Securities which are senior to or on a parity with the Series A Preferred or the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise (for purposes of clarification, the foregoing shall not prohibit the creation, designation or issuance of shares of Junior Preferred Stock); or

                  (xii) permit any VitalStream Subsidiary to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any Equity Securities or Debt Securities.

For purposes of this Section 1, at any time prior to the date on which the Dolphin Director is no longer entitled to be a member of the Board of Directors pursuant to the terms of the Investor Rights Agreement, if no individual is serving as a member of the Board of Directors in the capacity of the Dolphin Director, VitalStream shall have the right to deliver written notice (the "Dolphin Director Notice") to the Dolphin Holders (as defined in the Investor Rights Agreement) requesting that the Dolphin Holders designate an individual to be nominated as the Dolphin Director. If the Dolphin Holders do not submit a nominee to serve as the Dolphin Director in writing to VitalStream within ten
(10) business days after receipt by the Dolphin Holders of the Dolphin Director Notice, then the Dolphin Director shall be deemed to be a member of the Board of Directors (regardless of whether an individual is actually serving in such capacity).

      2. Voting. Except as otherwise expressly provided herein or as expressly required by Law, the holders of the Series A Preferred, Series B Preferred and the holders of Common Stock shall vote together as a single class and not as separate classes. In any such vote, each holder of Common Stock will be entitled to one vote per share of Common Stock held by such holder, each holder of Series A Preferred will be entitled to one vote for each share of Common Stock into which the Series A Preferred held by such holder is then convertible, and each holder of Series B Preferred will be entitled to one vote for each share of Common Stock into which the Series B Preferred held by such holder is then convertible. The holders of shares of Series A

Preferred and Series B Preferred shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote, and the holders of Common Stock shall not be entitled to vote separately as a class on any matter. Holders of Series A Preferred and Series B Preferred shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred and Series B Preferred held by each holder could be converted), shall be disregarded in connection with the exercise of any voting rights by holders of Series A Preferred or Series B Preferred pursuant to this Certificate of Designations.

                                      * * *

E. These resolutions were adopted by the board of directors pursuant to Section
78.195 of the Nevada Revised Statutes and Section (a) of Article IV of the Corporation's Articles of Incorporation, and shareholder action is not required to effect this designation.

F. Person to contact about this filing:

                Bryan Allen
                Stoel Rives LLP
                201 South Main Street, Suite 1100
                Salt Lake City, Utah 84111
                (801) 578-6908

Dated: September 26, 2003

                                             VITALSTREAM HOLDINGS, INC.




                                             By:
                                                  ------------------------------
                                                  Name:  Paul S. Summers
                                                  Title: President